Exhibit 10.4.7
GUARANTY
     GUARANTY (the “Guaranty”), dated as of January 1, 2006 of Global Monitoring Systems, Inc. (“GMS”) in favor of American Capital Financial Services, Ltd., as agent (the “Agent”) for the benefit of the purchasers (the “Purchasers”) identified on Annex A to the Amended and Restated Note and Equity Purchase Agreement dated as of November 10, 2004 by and among Global Dosimetry Solutions, Inc. (the “Borrower’’), the Purchasers (as defined therein), and Agent, as amended (collectively, the Purchase Agreement”).
     WHEREAS, pursuant to the terms of the Purchase Agreement, the Purchasers have agreed to lend the Borrower: (i) $27,000,000 in aggregate principal amount as evidenced by the Senior Term D Notes due October 14, 2011, (ii) $4,000,000 in aggregate principal amount as evidenced by the Senior Term C Notes due November 10, 2011, (iii) $8,600,000 in aggregate principal amount as evidenced by the Senior Subordinated Notes due September 30, 2009; (iv) $8,600,000 in aggregate principal amount as evidenced by the Junior Subordinated Notes due September 30, 2010 and (v) a Revolving Loan Facility in a maximum aggregate principal amount of $6,000,000 as evidenced by the Revolving Notes of the Borrower payable to the Purchasers (together, the “Notes”);
     WHEREAS, pursuant to the Master Restructuring Agreement, dated as of December 22, 2005 among GMS, the Borrower and the other parties thereto, Global Dosimetry Acquisitions, Inc. proposes to merge with and into the Borrower, a wholly-owned subsidiary of GMS, with the Borrower the surviving and continuing entity (the “Merger”);
     WHEREAS, the Borrower has requested that the Agent and Purchasers consent to the Merger and waive the applicability of any provisions of the Purchase Agreement that may be breached as a result of the Merger (the “Consent”);
     WHEREAS, it is a condition to the Consent by the Agent and Purchaser that GMS enter into this Guaranty and that GMS enter into a Pledge and Security Agreement in the form attached to the Consent to secure GMS’s obligations hereunder; and
     WHEREAS, GMS is willing to enter into this Guaranty to provide additional security for the payment and performance of the obligations under the terms of the Purchase Agreement; and
     WHEREAS, capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Purchase Agreement.
     NOW, THEREFORE, GMS hereby agrees:
     Section 1. Guaranty by GMS. From and after the date hereof, GMS hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise (including, without limitation, upon a demand in the event of an Event of Default under the Purchase Agreement) in accordance herewith, the Notes and all other Obligations of the Loan Parties under the Notes and any other Purchase Document (the “Guaranteed Obligations”), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery is or hereafter may become barred by any statute of limitations, whether or not enforceable, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the United States Bankruptcy Code and any amendments thereto (Title 11, United States Code) (the “Bankruptcy Code”) whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection. GMS hereby further agrees that, if any payment made by the Loan Parties or GMS and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment or repayment, GMS’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of GMS in respect of the amount of such payment.
     Section 2. Authorization; Other Agreements. Agent, for the benefit of Purchasers is hereby authorized, without notice to, or demand upon, GMS, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of GMS hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
     (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including any Transaction Document) now or hereafter executed by the Loan Parties and delivered to Agent or any Purchaser, including any increase or decrease of principal or the rate of interest thereon;
     (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including any Transaction Document) now or hereafter executed by the Loan Parties and delivered to Agent or any Purchaser;
     (c) accept partial payments on the Guaranteed Obligations;
     (d) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

     (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any part of them or any other guaranty therefor, in any manner;
     (f) add, release or substitute any one more other guarantors, makers or endorsers of the Guaranteed Obligations or any part of them and otherwise deal with the Loan Parties or any other guarantor, maker or endorser;
     (g) apply to the Guaranteed Obligations any payment or recovery from the Loan Parties, from GMS or from any other guarantor, maker or endorser of the Guaranteed Obligations or any part of them, in each case whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;
     (h) apply to the Guaranteed Obligations any payment or recovery from GMS of any sum realized from security furnished by the Loan Parties upon their indebtedness or obligations to the Agent or any Purchaser, in each case whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and
     (i) refund at any time any payment received by Agent or any Purchaser in respect of any Obligation, and payment to Agent or any Purchaser of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of GMS hereunder in respect of the amount so refunded; even if any right of reimbursement or subrogation or other right or remedy of GMS is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations that impairs any subrogation, reimbursement or other right of GMS).
     Section 3. Guaranty Absolute and Unconditional. GMS hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
     (a) the invalidity or unenforceability of any Loan Party’s obligations under the Purchase Agreement, the Notes or any other Transaction Document, or any security for, or other guaranty of the Guaranteed Obligations or any part of them or the lack of perfection or continuing perfection or failure of priority of any security in the Guaranteed Obligations or any part of them;
     (b) the absence of any attempt to collect the Guaranteed Obligations or any part of them from the Loan Parties or other action to enforce the same;
     (c) the Agent’s or any Purchaser’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

     (d) any borrowing or grant of a Lien by the a Loan Party, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;
     (e) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Agent’s or any Purchaser’s claim (or claims) for repayment of the Guaranteed Obligations;
     (f) any use of cash collateral under Section 363 of the Bankruptcy Code;
     (g) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
     (h) the avoidance of any Lien in favor of the Agent or any Purchaser for any reason;
     (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Loan Party, or any of the Loan Parties’ other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
     (j) failure by the Agent or any Purchaser to file or enforce a claim against any Loan Party or its estate in any bankruptcy or insolvency case or proceeding;
     (k) any action taken by the Agent or any Purchaser if such action is authorized hereby;
     (1) Loan Parties’ inability to pay the Guaranteed Obligations, whether by contractual obligation or otherwise;
     (m) any election following the occurrence of an Event of Default by the Agent or any Purchaser to proceed separately against the personal property Collateral in accordance with the Agent’s or any Purchaser’s rights under the Uniform Commercial Code or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with the Agent’s or any Purchaser’s rights with respect to such real property; or
     (n) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Guaranteed Obligations.
     Section 4. Waivers. GMS hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense. GMS shall not, until the Guaranteed Obligations are irrevocably paid in full and have been terminated, assert any claim or counterclaim it may have against any of the Loan Parties or set off any of its obligations to the Loan Parties against any obligations of the Loan Parties to it. In connection with the foregoing, GMS covenants that its obligations hereunder shall not be discharged, except by complete performance.

     Section 5. Reliance. GMS hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and any endorser and other guarantor of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and GMS hereby agrees that the Agent or any Purchaser shall have no duty to advise GMS of information known to it regarding such condition or any such circumstances. In the event the Agent or any Purchaser, in its sole discretion, undertakes at any time or from time to time to provide any such information to GMS, the Agent or any Purchaser shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that the Agent or any Purchaser, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to GMS.
     Section 6. Waiver of Subrogation and Contribution Rights. Until the Guaranteed Obligations have been irrevocably paid in full and have been terminated, GMS shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Agent or any Purchaser or any part of them against the Loan Parties or any right of reimbursement or contribution or similar right against the Loan Parties by reason of this Guaranty or by any payment made in respect of the Guaranteed Obligations.
     Section 7. Default; Remedies. If any of the Guaranteed Obligations are not paid when due or upon any default by the Loan Parties as provided in any other instrument or document evidencing all or any part of the Guaranteed Obligations, the Agent or any Purchaser may, at its sole election, proceed directly and at once, without notice, against GMS to collect and recover the full amount or any portion of the Guaranteed Obligations then due, without first proceeding against the Loan Parties.
     Section 8. Irrevocability. This Guaranty shall be irrevocable as to the Guaranteed Obligations (or any part thereof) until all monetary Guaranteed Obligations then outstanding have been irrevocably repaid in cash or otherwise irrevocably discharged, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of GMS or their successors or assigns, and at the cost and expense of GMS or its successors or assigns, the Agent or any Purchaser shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.
     Section 9. No Marshalling. GMS consents and agrees that neither the Agent nor any Purchaser nor any Person acting for or on behalf of the Agent or any Purchaser shall be under any obligation to marshal any assets in favor of GMS or against or in payment of any or all of the Guaranteed Obligations.
     Section 10. Authority of Agent. GMS acknowledges that the rights and responsibilities of the Agent under this Guaranty with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for in this Guaranty or resulting or arising out of this Guaranty shall, as between the Agent and the Purchasers, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and GMS, the Agent shall be conclusively presumed to be acting as agent for the Purchasers with full and valid authority so to act or refrain from acting.
     Section 11. Notices. All notices, requests and demands to or upon the Agent, any Purchaser or GMS to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided in this Guaranty, shall be deemed to have been duly given or made when delivered by hand, or five (5) Business Days after being deposited in the mail, postage prepaid, or in the case of telecopy notice, when received, addressed as follows:
          (a) if to the Agent, at the address provided in Section 15.6 of the Purchase Agreement; and
          (b) if to GMS, at the following address:
Global Monitoring Systems, Inc.
c/o American Capital Strategies, Ltd.
461 Fifth Avenue, 26th Floor
New York, NY 10017
Attention: Robert Klein
                 Dustin Smith
Fax: (212) 213-2060
     Section 12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to conflict of law principles.
     Section 13. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 14. Integration. This Guaranty, the Purchase Agreement and the Note represents the entire agreement of GMS, the Agent and the Purchasers with respect to the subject matter expressed in this Guaranty, and there are no promises, undertakings, representations or warranties by GMS, the Agent or any Purchaser relative to the subject matter of this Guaranty that is not expressly set forth or referred to in this Guaranty, the Purchase Agreement or the Note. Any previous agreement between GMS, the Agent or the Purchasers with respect to the subject matter of this Guaranty is superseded by this Guaranty, the Purchase Agreement and the Note.

     Section 15. Amendments in Writing; No Waiver; Cumulative Remedies.
          (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except pursuant to a written instrument executed by the parties hereto.
          (b) No failure to exercise, nor any delay in exercising, on the part of the Agent or any Purchaser, any right, power or privilege under this Guaranty shall operate as a waiver of this Guaranty. No single or partial exercise of any right, power or privilege under this Guaranty shall preclude any other or further exercise of this Guaranty or the exercise of any other right, power or privilege. A waiver by the Agent or any Purchaser of any right or remedy under this Guaranty on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such Purchaser would otherwise have on any future occasion.
          (c) The rights and remedies provided in this Guaranty are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     Section 16. Interpretation. The headings of the sections of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof for any other purpose.
     Section 17. Attorney’s Cost. GMS agrees to pay all attorney’s fees and disbursements and all other actual costs and expenses which may be incurred by the Purchasers or the Agent in enforcing or obtaining advice of counsel in respect of any rights with respect to this Guaranty, or collecting any or all of the amounts due under the Note or enforcing any rights with respect to, or collecting against, GMS under this Guaranty.
     Section 18. Currency of Payment. Any payment to be made by GMS pursuant to this Guaranty shall be made in the same currency as designated for payment in the Note and such designation of the currency of payment is of the essence.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

GLOBAL MONITORING SYSTEMS, INC.

By: Name:	/s/ Thomas Logan Thomas Logan
Title:	President

AMERICAN CAPITAL FINANCIAL SERVICES, INC., as Agent

By:	/s/ Robert J. Klein

Name:	Robert J. Klein
Title:

Signature Page to the Gms/Gds Nepa Guaranty